UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 10, 2022

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD

21244

(Address of principal executive offices)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNXA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2022, Connexa Sports Technologies Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s common stock is subject to potential delisting from Nasdaq because, for a period of 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued listing under Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”).

The Nasdaq notice indicated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until April 10, 2023, to regain compliance. If, at any time before April 10, 2023, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that the Company has achieved compliance with the Bid Price Rule.

If the Company fails to regain compliance with the Bid Price Rule before April 10, 2023, the Company may be eligible for an additional 180-calendar day compliance period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. In the event the Company is not eligible for the second grace period, Nasdaq will provide written notice that the Company’s common stock is subject to delisting. If the Company is notified by Nasdaq that its securities will be subject to delisting, the Company may appeal the delisting determination and request a hearing before the Nasdaq Hearings Panel (the “Panel”). If the request for a Panel is timely made, any further suspension or delisting action would be stayed pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel.

There can be no assurance that the Company will be successful in its efforts to maintain its Nasdaq listing. If the Company’s common stock ceases to be listed for trading on the Nasdaq Capital Market, the Company would expect that its common stock would be traded on one of the three tiered marketplaces of the OTC Markets Group. The Company intends to closely monitor the closing bid price of its common stock and consider all available options to remedy the bid price deficiency to regain compliance with the Bid Price Rule.

Cautionary Note Concerning Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s ability to complete the filing of the Annual Report on Form 10-K within the period prescribed by Nasdaq and the Company’s ability to regain compliance with the Bid Price Rule and, if unable to regain compliance, its ability to have its stock quoted on one of the three tiered marketplaces of the OTC Markets Group. These statements are based on current expectations as of the date of this current report and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. Any reader of this current report is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable laws or regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNEXA sPORTS tECHNOLOGIES inc.

Dated: October 11, 2022	By:	/s/ Mike Ballardie
Chief Executive Officer